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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
of BioXcel Corporation

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 (Registration Statement No. 333-) of our report dated February 12, 2018, relating to the financial statements of BioXcel Therapeutics, Inc. as of December 31, 2017 and 2016 and for each of the years then ended, which is contained in that Prospectus. The balance sheet of BioXcel Therapeutics, Inc. as of December 31, 2016, and the related statements of operations, changes in net Parent investment, and cash flows for the period January 1, 2017 through June 30, 2017 are the carved-out operations of certain assets and liabilities of BioXcel Corporation. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey
February 12, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm